EXHIBIT 99.1

Neuralstem Announces New Chairman and Further Reorganization Plans

GERMANTOWN, Md., June 13, 2016 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of central nervous system therapies based on its neural stem cell technology, today announced, in furtherance of its reorganization plans and focus on clinical development, that Richard Daly, the company’s president and chief executive officer, has been appointed chairman of the board of directors.  Mr. Daly’s appointment as chairman will allow Dr. Karl Johe, the company’s founder, chief scientific officer and former chairman, to focus exclusively on the development of the company’s product candidates.

“I appreciate the contributions that Dr. Johe has made to Neuralstem as chairman of the board and I look forward to performing my duties as chairman while providing Dr. Johe the freedom to focus exclusively on the development of our product candidates,” said Richard Daly.

Last week, in furtherance of its reorganization plans, Neuralstem disclosed voluntary salary reductions of senior management as well as a reduction in non-employee board member compensation from $200,000 per annum to $100,000 per annum, payable in options, restricted stock or restricted stock units. “In furtherance of our reorganization plans and consistent with the voluntary salary reductions of senior management, the non-employee directors agreed that a reduction in our compensation was in the best interests of Neuralstem and its shareholders,” said Stanley Westreich, Neuralstem’s lead independent director.

About Neuralstem

Neuralstem's patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are being developed as potential therapies for multiple central nervous system diseases and conditions.

Neuralstem's ability to generate neural stem cell lines from human hippocampus, which were used for systematic chemical screening for neurogenesis effect, has led to the discovery and patenting of molecules that Neuralstem believes may stimulate the brain's capacity to generate new neurons, potentially reversing pathophysiologies associated with certain central nervous system (CNS) conditions.

The Company has completed Phase 1a and 1b trials evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder or MDD, and is currently conducting a Phase 2 efficacy study for MDD.

Neuralstem's first stem cell product candidate, NSI-566, a spinal cord-derived neural stem cell line, is under development for treatment of amyotrophic lateral sclerosis (ALS). Neuralstem has completed two clinical studies, in a total of thirty patients, which met primary safety endpoints.  In addition to ALS, NSI-566 is also in a Phase 1 study to treat paralysis due to chronic spinal cord injury, as well as in a Phase 1 study to treat paralysis from ischemic stroke.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2015, and Form 10-Q for the three months ended March 31, 2016, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC.

Contact:
Neuralstem – Investor Relations:
Danielle Spangler
301.366.1481

Planet Communications - Media Relations:
Deanne Eagle
917.837.5866